UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 16, 2008 (April 10, 2008)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China
 (Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2008, Siping Fang, the Chief Executive Officer and President of China Valves Technology, Inc., a Nevada corporation (the “Company”), sold 24,300,000 shares of the Company’s common stock (the “Shares”) beneficially owned by him to Bin Li for an aggregate purchase price of $10,000 pursuant to a Common Stock Purchase Agreement dated April 10, 2008 (the “Common Stock Purchase Agreement”).   In connection with his acquisition of the Shares, Mr. Li issued to Mr. Fang a $10,000 principal amount promissory note for the payment of the purchase price for the Shares.  The promissory note, which does not bear interest, will become due and payable sixty days after a written demand for payment is made by Mr. Fang to Mr. Li, provided that such demand is made on or after October 15, 2008. The sale represents a change of control of the Company and the Shares acquired by Mr. Li represents approximately 60.75% of the issued and outstanding capital stock of the Company calculated on a fully-diluted basis. Prior to the acquisition, Mr Li was not affiliated with the Company, however following the acquisition, Mr. Li will be deemed an affiliate of the Company as a result of his stock ownership interest in the Company.

On April 10, 2008, Mr. Fang and Mr. Li entered into an Earn-In Agreement (the “Earn-In Agreement”), pursuant to which Mr. Fang obtained the right and option to re-acquire the Shares from Mr. Li subject to the satisfaction of four conditions as set forth in the Earn-In Agreement:  (A) Mr. Fang will have the option to re-acquire 12,150,000 of the Shares, upon the later occurrence of either (i) the date that is six months after April 10, 2008 or (ii) the date upon which Mr. Fang and the Company’s wholly-owned Chinese subsidiary Henan Tonghai Valves Science Technology Co., Ltd. (“Henan Tonghai”) enter into a binding employment agreement for a term of not less than five years for Mr. Fang to serve as Henan Tonghai’s chief executive officer and chairman of its board of directors; (B)  Mr. Fang will have the option to re-acquire 4,050,000 of the Shares upon the declaration of effectiveness of a registration statement filed by the Company under the Securities Act of 1933, as amended; (C)  Mr. Fang will have the option to re-acquire 4,050,000 of the Shares when Henan Tonghai and its subsidiaries achieve after-tax net income of not less than $3,000,000, as determined under United States Generally Accepted Accounting Principles or the GAAP consistently applied for the six-month period ended June 30, 2008; and (D) Mr. Fang will have the option to re-acquire 4,050,000 of the Shares when Henan Tonghai achieves not less than $7,232,500 in pre tax profits, as determined under the GAAP for the fiscal year ended December 31, 2008.  The call price of the options shall be, as applicable, either (i) the par value of  ($0.001 per share) of the Shares, (ii) or, with regard to condition (D) above, the sum of the par value of the Company’s common stock multiplied by the number of  Shares for which a call right is being exercised plus US$75,700.

The descriptions of the Common Stock Purchase Agreement and the Earn-In Agreement in this current report are summaries only and are qualified in their entirety by the terms of the Common Stock Purchase Agreement and the Earn-In Agreement, both which are attached hereto as exhibits 10.1 and 10.2, respectively.

ITEM 5.01       CHANGE IN CONTROL OR REGISTRANT

See response to Item 1.01.

ITEM 9.01       FINANCIAL STATEMENT AND EXHIBITS

(d)           Exhibits:

The following exhibits are filed with this current report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Common Stock Purchase Agreement, dated as of April 10, 2008, by and between Siping Fang and Bin Li.

10.2	Earn-In Agreement, dated as of April 10, 2008, by and between Siping Fang and Bin Li.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: April 16, 2008

/s/ Siping Fang
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Common Stock Purchase Agreement, dated as of April 10, 2008, by and between Siping Fang and Bin Li.

10.2	Earn-In Agreement, dated as of April 10, 2008, by and between Siping Fang and Bin Li.